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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____

                               ----------------

                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

                                   13-4994650
                    (I.R.S. Employer Identification Number)

    712 Main Street, Houston, Texas                      77002
    (Address of principal executive                    (Zip code)
                offices)

                    Lee Boocker, 712 Main Street, 26th Floor
                      Houston, Texas 77002 (713) 216-2448
           (Name, address and telephone number of agent for service)

                         RELIANT ENERGY RESOURCES CORP.
              (Exact name of obligor as specified in its charter)

                Delaware                               76-0511406
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)

             1111 Louisiana
             Houston, Texas                              77002
    (Address of principal executive                    (Zip code)
                offices)

                                Debt Securities
                        (Title of indenture securities)

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

Item 1. General Information.

     Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

       State of New York Banking Department
       State of Texas Department of Banking
       Federal Deposit Insurance Corporation, Washington, D.C.
       Board of Governors of the Federal Reserve System, Washington, D.C.

      (b) Whether it is authorized to exercise corporate trust powers.

       The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor.

       If the obligor is an affiliate of the trustee, describe each such affiliation.

       The obligor is not an affiliate of the trustee. (See Note on Page
    7.)

Item 3. Voting Securities of the trustee.

       Furnish the following information as to each class of voting securities of the trustee.

             Col. A             Col. B
         Title of class   Amount outstanding
         --------------   ------------------


       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 4. Trusteeships under other indentures.

   If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

      (a) Title of the securities outstanding under each such other indenture.

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

      (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 5. Interlocking directorates and similar relationships with obligor or underwriters.

   If the trustee or any of the directors or executive officer of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 6. Voting securities of the trustee owned by the obligor or its officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

     Col. A           Col. B              Col. C                       Col. D
     ------           ------              ------                       ------
                                                           Percentage of voting securities
                                                           represented by amount given in
  Name of owner   Title of class Amount owned beneficially             Col. C
  -------------   -------------- ------------------------- -------------------------------

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 7. Voting securities of the trustee owned by underwriters or their officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

     Col. A           Col. B              Col. C                       Col. D
     ------           ------              ------                       ------
                                                           Percentage of voting securities
                                                           represented by amount given in
  Name of owner   Title of class Amount owned beneficially             Col. C
  -------------   -------------- ------------------------- -------------------------------

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 8. Securities of the obligor owned or held by the trustee.

     Furnish the following information as to the securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

      Col. A                                Col. B                               Col. C          Col. D
      ------                                ------                               ------          ------
                                                                              Amount owned
                                                                              beneficially
                                                                               or held as
                                                                               collateral   Percent of class
                                                                              security for   represented by
                                                                             obligations in amount given in
  Title of class   Whether the securities are voting or nonvoting securities    default          Col. C
  --------------   --------------------------------------------------------- -------------- ----------------

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 9. Securities of underwriters owned or held by the trustee.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

      Col. A              Col. B                           Col. C                           Col. D
      ------              ------                           ------                           ------
                                                                                       Percent of class
  Name and issuer                                                                       represented by
        and                            Amount owned beneficially or held as collateral amount given in
  Title of class    Amount outstanding security for obligations in default by trustee       Col. C
  ---------------   ------------------ ----------------------------------------------- ----------------

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

      Col. A              Col. B                           Col. C                           Col. D
      ------              ------                           ------                           ------
                                                                                       Percent of class
  Name and issuer                                                                       represented by
        and                            Amount owned beneficially or held as collateral amount given in
  Title of class    Amount outstanding security for obligations in default by trustee       Col. C
  ---------------   ------------------ ----------------------------------------------- ----------------

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50% or more of the voting securities of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities or such person any of which are so owned or held by the trustee.

      Col. A              Col. B                           Col. C                           Col. D
      ------              ------                           ------                           ------
                                                                                       Percent of class
  Name and issuer                                                                       represented by
        and                            Amount owned beneficially or held as collateral amount given in
  Title of class    Amount outstanding security for obligations in default by trustee       Col. C
  ---------------   ------------------ ----------------------------------------------- ----------------

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 12. Indebtedness of the Obligor to the Trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

     Col. A                             Col. B                                          Col. C
     ------                             ------                                          ------
   Nature of
  Indebtedness                    Amount Outstanding                                   Date Due
  ------------                    ------------------                                   --------

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 13.Defaults by the Obligor.

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

       There is not, nor has there been, a default with respect to the securities under this indenture. (See Note on Page 7.)

     (b) If the trustee is a trustee under another indenture under which any securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

   There has not been a default under any such indenture or series. (See Note on Page 7.)

Item 14.Affiliations with the Underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

       Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 15.Foreign Trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

       Not applicable.

Item 16.List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     .1. A copy of the articles of association of the trustee now in effect.

     #2. A copy of the certificate of authority of the trustee to commence business.

     *3. A copy of the certificate of authorization of the trustee to exercise corporate trust powers.

     +4. A copy of the existing bylaws of the trustee.

      5. Not applicable.

      6. The consent of the United States institutional trustees required by
  Section 321(b) of the Act.

     .7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

      8. Not applicable.

      9. Not applicable.

                      NOTE REGARDING INCORPORATED EXHIBITS

   Effective August 1, 2000, Chase Bank of Texas, National Association merged into The Chase Manhattan Bank, a New York banking corporation. The exhibits incorporated below relate to The Chase Manhattan Bank. The report of condition is that of The Chase Manhattan bank for the third quarter, 2000.

   .Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-4 File No. 333-46070.

   #Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-4 File No. 333-46070.

   *The Trustee is authorized to exercise corporate trust powers under the banking law of the State of New York.

   +Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-4 File No. 333-46070.

   .Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-4 File No. 333-49162.

                                      NOTE

   Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Items 2 and 13, the answers to said Items are based on incomplete information. Such Items may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a New York banking corporation and successor to Chase Bank of Texas, National Association, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto authorized, all in the City of Houston, and State of Texas, on the 7th day of February, 2001.

                                          THE CHASE MANHATTAN BANK, as Trustee

                                                   /s/ Debbie Miller
                                          By: _________________________________
                                                      Debbie Miller
                                            Vice President and Trust Officer

                                                                       Exhibit 6

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

   The undersigned is successor trustee under an Indenture dated as of February 1, 1998, as supplemented, between NorAm Energy Corp., now known as Reliant Energy Resources Corp., a Delaware corporation, as obligor (the "Company"), and Chase Bank of Texas, National Association, now known as The Chase Manhattan Bank, as Trustee, entered into in connection with the issuance of the Company's Debt Securities.

   In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned hereby consents that reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                          Very truly yours,

                                          THE CHASE MANHATTAN BANK, as Trustee

                                                   /s/ Debbie Miller
                                          By: _________________________________
                                                      Debbie Miller
                                            Vice President and Trust Officer

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                at the close of business September 30, 2000, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                     DOLLAR AMOUNTS
                      ASSETS                          IN MILLIONS

Cash and balances due from depository institutions:
Noninterest-bearing balances and
  currency and coin.................................   $ 17,515
  Interest-bearing balances.........................      4,770
Securities:.........................................
Held to maturity securities.........................        598
Available for sale securities.......................     62,624
Federal funds sold and securities purchased under
  agreements to resell..............................     30,503
Loans and lease financing receivables:
  Loans and leases, net of unearned income  $155,252
  Less: Allowance for loan and lease losses    2,445
  Less: Allocated transfer risk reserve....        0
                                            --------
  Loans and leases, net of unearned income,
  allowance, and reserve............................    152,807
Trading Assets......................................     51,438
Premises and fixed assets (including capitalized
  leases)...........................................      4,205
Other real estate owned.............................         17
Investments in unconsolidated subsidiaries and
  associated companies..............................        379
Customers' liability to this bank on acceptances
  outstanding.......................................        491
Intangible assets...................................      4,386
Other assets........................................     16,471
                                                       --------
TOTAL ASSETS........................................   $346,204
                                                       ========

                                  LIABILITIES
Deposits
  In domestic offices...............................   $119,935
  Noninterest-bearing ......................$ 46,678
  Interest-bearing .........................  73,257
  In foreign offices, Edge and Agreement
  subsidiaries and IBF's............................     92,814
Noninterest-bearing ........................$  6,054
  Interest-bearing..........................  86,760

Federal funds purchased and securities sold under
 agreements to repurchase...........................     51,959
Demand notes issued to the U.S. Treasury............        750
Trading liabilities.................................     35,146
Other borrowed money (includes mortgage indebtedness
  and obligations under capitalized leases):
  With a remaining maturity of one year or less.....      5,226
       With a remaining maturity of more than one
        year through three years....................          0
       With a remaining maturity of more than three
        years.......................................         95
Bank's liability on acceptances executed and
 outstanding........................................        491
Subordinated notes and debentures...................      5,874
Other liabilities...................................     12,460
                                                       --------
TOTAL LIABILITIES...................................    324,750
                                                       ========

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus.......          0
Common stock........................................      1,211
Surplus  (exclude all surplus related to preferred
 stock).............................................     12,991
Undivided profits and capital reserves..............      8,278
Net unrealized holding gains (losses) on
 available-for-sale securities .....................     (1,043)
Accumulated net gains (losses) on cash flow hedges..          0
Cumulative foreign currency translation adjustments.         17
TOTAL EQUITY CAPITAL................................     21,454
                                                       --------
TOTAL LIABILITIES AND EQUITY CAPITAL................   $346,204
                                                       ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.


                    WILLIAM B. HARRISON, JR.)
                    HANS W. BECHERER        ) DIRECTORS
                    H. LAURANCE FULLER      )

                                      -8-